Exhibit 99.1

NetScout Systems Reports Financial Results for Second Quarter Fiscal Year 2012

Strong Year-Over-Year Bookings Growth

Revenue Up 15% Sequentially; 5% Year-over-Year

Reaffirms Guidance for FY 2012

WESTFORD, Mass.--(BUSINESS WIRE)--October 20, 2011--NetScout Systems, Inc. (NASDAQ: NTCT):

Q2 FY 2012
Revenue	$72.6 million
	GAAP	Non-GAAP
Net income	$7.1 million	$10.3 million
Net Income per share	$0.17	$0.24

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its second quarter of fiscal year 2012 ended September 30, 2011.

“We are pleased with our strong second quarter results,” said Anil Singhal, President and CEO of NetScout Systems. “For the quarter, new business and total bookings increased 30% year-over-year. All of our major verticals were strong, with financial services and government bookings up substantially from the first quarter and from a year ago. Looking at the first half in total, new business bookings were up 9% and total bookings up 16% over last year. We are encouraged to be entering the third quarter with a meaningful backlog of product orders in an uncertain economic environment.”

“We recently completed our acquisition of Fox Replay BV, a leading provider of session reconstruction and replay technology that enables organizations to perform forensic analysis of end-user actions in support of cyber intelligence and lawful intercept. Fox Replay BV adds critical technology and expertise that will be an important element of our Unified Service Delivery Management product strategy to address growing cybersecurity demand in our target markets.” Mr. Singhal concluded, “Also during the quarter, we were active with our longstanding stock repurchase program, buying a total of 1.3 million shares to take advantage of the attractive value that our shares offered.”

Total revenue for the second quarter was $72.6 million. Product revenue was $38.1 million, and service revenue was $34.5 million.

GAAP net income for the second quarter was $7.1 million, or net income per diluted share of $0.17. GAAP income from operations was $11.5 million. On a non-GAAP basis, net income for the quarter was $10.3 million, or $0.24 per diluted share, and non-GAAP income from operations was $16.4 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Financial and Company Highlights:

For the second quarter:

  Revenue increased 5% year-over-year and increased 15% sequentially.
  Product revenue increased 2% year-over-year and increased 29% sequentially.
  Service revenue increased 8% year-over-year and increased 2% sequentially.
  GAAP operating margin was 16%, down 3 points from 19% a year ago and up 9 points sequentially. Non-GAAP operating margin was 23%, flat compared to a year ago and up 9 points sequentially.
  As of September 30, 2011 cash and cash equivalents and short and long-term marketable securities were $198.9 million, down $10.3 million from $209.2 million as of the end of the prior quarter. The decrease in cash in the quarter was primarily related to the stock repurchase program. Year-over-year, the increase was $2.9 million, up from $196.0 million as of September 30, 2011.

In addition:

  NetScout recently completed its acquisition of privately held Fox Replay BV, based in Delft, Netherlands. Financial terms of the transaction were undisclosed. The transaction is not expected to have a significant impact on earnings per share in fiscal 2012, and is expected to be accretive in fiscal 2013 and beyond, on both a GAAP and non-GAAP basis.
  NetScout was selected to provide service delivery management of InteropNet, the specialized, high-speed network that supports exhibitors, conference sessions and attendees of Interop New York, the world’s leading business technology event at the Javits Convention Center, October 3-7, 2011.

Guidance:

NetScout is maintaining the guidance issued on July 4, 2011 for the fiscal year 2012. GAAP and non-GAAP revenue is expected to be in the range of $300 million to $315 million. GAAP net income per diluted share is expected to be in the range of $0.84 to $0.97 and non-GAAP net income per diluted share between $1.07 and $1.19.

The fiscal year 2012 non-GAAP net income per diluted share expectation excludes forecasted share-based compensation expenses of approximately $8.5 million, estimated amortization of acquired intangible assets of approximately $6.9 million, business development costs of approximately $2.5 million which include costs associated with the integration of Psytechnics and the acquisition of Fox Replay BV, and the related impact of these adjustments on the provision for income taxes of $6.1 million.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 8:30 a.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 19106116. A replay of the call will be available after 11:30 a.m. ET on October 20 for approximately one week. The number for the replay is (855) 859- 2056 for U.S./Canada and (404) 537-3406 for international callers. The conference ID is: 19106116.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing share-based compensation expenses, amortization of acquired intangible assets and certain business development expenses, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisitions. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 27 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and more than 130 service providers, on over 740,000 network segments to assure the network, applications, and service delivery to their users and customers. More information about NetScout is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, our financial guidance for fiscal 2012, the statement that the Fox Replay acquisition is expected to have insignificant impact on earnings per share in fiscal 2012, and is expected to be accretive in fiscal 2013 and beyond, on both a GAAP and non-GAAP basis constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology and the ability of NetScout to successfully integrate Psytechnics and Fox Replay and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2011 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenue:
Product	$38,080	$37,301	$67,611	$71,273
Service	34,544	32,112	68,309	64,951
Total revenue	72,624	69,413	135,920	136,224

Cost of revenue:
Product	9,061	8,808	16,708	17,659
Service	6,516	5,499	12,765	11,223
Total cost of revenue	15,577	14,307	29,473	28,882

Gross profit	57,047	55,106	106,447	107,342

Operating expenses:
Research and development	11,160	9,811	22,480	19,589
Sales and marketing	26,854	25,691	53,626	50,810
General and administrative	7,037	5,825	13,571	11,122
Amortization of acquired intangible assets	494	477	976	954
Total operating expenses	45,545	41,804	90,653	82,475

Income from operations	11,502	13,302	15,794	24,867
Interest and other income (expense), net	(835)	(462)	(1,234)	(902)

Income before income tax expense	10,667	12,840	14,560	23,965
Income tax expense	3,616	4,592	5,110	8,572
Net income	$7,051	$8,248	$9,450	$15,393

Basic net income per share	$0.17	$0.20	$0.22	$0.37
Diluted net income per share	$0.17	$0.19	$0.22	$0.36
Weighted average common shares outstanding used in computing:
Net income per share - basic	42,258	41,922	42,433	41,867
Net income per share - diluted	42,720	42,778	43,061	42,626

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

GAAP Revenue	$72,624	$69,413	$135,920	$136,224
Service deferred revenue fair value adjustment	20	39	40	113
Non-GAAP Revenue	$72,644	$69,452	$135,960	$136,337

GAAP Gross profit	$57,047	$55,106	$106,447	$107,342
Deferred revenue fair value adjustment	20	39	40	113
Shared-based compensation expense (1)	88	101	200	181
Amortization of acquired intangible assets (2)	1,099	995	2,197	1,990
Business development expense (3)	-	-	4	-
Non-GAAP Gross profit	$58,254	$56,241	$108,888	$109,626

GAAP Income from operations	$11,502	$13,302	$15,794	$24,867
Deferred revenue fair value adjustment	20	39	40	113
Shared-based compensation expense (1)	1,788	1,501	3,947	2,679
Amortization of acquired intangible assets (2)	1,593	1,472	3,173	2,944
Business development expense (3)	1,502	-	2,104	-
Non-GAAP Income from operations	$16,405	$16,314	$25,058	$30,603

GAAP Net income	$7,051	$8,248	$9,450	$15,393
Deferred revenue fair value adjustment	20	39	40	113
Shared-based compensation expense (1)	1,788	1,501	3,947	2,679
Amortization of acquired intangible assets (2)	1,593	1,472	3,173	2,944
Business development expense (3)	1,871	-	2,473	-
Income tax adjustments (4)	(2,004)	(1,145)	(3,299)	(2,180)
Non-GAAP Net income	$10,319	$10,115	$15,784	$18,949

GAAP Diluted Net income per share	$0.17	$0.19	$0.22	$0.36
Share impact of non-GAAP adjustments identified above	0.07	0.05	0.15	0.08
Non-GAAP Diluted net income per share	$0.24	$0.24	$0.37	$0.44

Shares used in computing non-GAAP diluted net income per share	42,720	42,778	43,061	42,626

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$41	$31	$88	$51
Cost of service revenue	47	70	112	130
Research and development	525	368	1,102	641
Sales and marketing	607	588	1,377	1,072
General and administrative	568	444	1,268	785
Total share-based compensation expense	$1,788	$1,501	$3,947	$2,679

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$1,099	$995	$2,197	$1,990
Operating expenses	494	477	976	954
Total amortization expense	$1,593	$1,472	$3,173	$2,944

(3) Business development expense included in these amounts
is as follows:
Cost of product revenue	$-	$-	$-	$-
Cost of service revenue	-	-	4	-
Research and development	31	-	58	-
Sales and marketing	98	-	126	-
General and administrative	1,373	-	1,916	-
Other income (expense), net	369	-	369	-
Total business development expense	$1,871	$-	$2,473	$-

(4) Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%, plus an adjustment for a discrete item

Discrete tax adjustment	$-	$-	$362	$-

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	March 31,
	2011	2011

Assets
Current assets:
Cash and cash equivalents	$103,859	$67,168
Marketable securities	68,520	133,430
Accounts receivable, net	49,677	62,801
Inventories	8,963	8,925
Prepaid income taxes	3,563	3,205
Deferred income taxes	3,585	3,383
Prepaid expenses and other current assets	4,542	4,814

Total current assets	242,709	283,726

Fixed assets, net	15,431	13,467
Goodwill	141,356	128,177
Intangible assets, net	48,939	47,686
Deferred income taxes	23,944	25,167
Long-term marketable securities	26,528	27,880
Other assets	1,244	1,467
Total assets	$500,151	$527,570

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,845	$9,709
Accrued compensation	17,323	21,854
Accrued other	4,862	4,786
Long-term debt, current portion	15,000	15,000
Deferred revenue	77,376	85,241

Total current liabilities	122,406	136,590

Other long-term liabilities	2,028	1,721
Accrued long-term retirement benefits	1,969	1,859
Long-term deferred revenue	12,833	14,735
Long-term debt, net of current portion	45,606	53,106
Total liabilities	184,842	208,011

Stockholders' equity:
Common stock	48	47
Additional paid-in capital	231,485	227,201
Accumulated other comprehensive loss	(864)	(676)
Treasury stock, at cost	(53,234)	(35,437)
Retained earnings	137,874	128,424

Total stockholders' equity	315,309	319,559

Total liabilities and stockholders' equity	$500,151	$527,570

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com